Exhibit 99.1
HireRight Reports Fourth Quarter and Full-Year 2023 Results

– Margin Expansion Continues –
– Enters Into an Agreement to Take Company Private –

Nashville, Tenn. — March 12, 2024 – HireRight Holdings Corporation (NYSE: HRT) ("HireRight" or the "Company"), a leading provider of background screening services, today announced financial results for its fourth quarter and year ended December 31, 2023.
Fourth Quarter 2023 Highlights:

•Revenues of $166.0 million, compared to prior year period revenues of $175.4 million
•Net loss attributable to HireRight of $4.5 million, compared to prior year period net income of $15.3 million
•Adjusted EBITDA of $42.5 million, compared to prior year period Adjusted EBITDA of $38.9 million
•Diluted loss per share attributable to HireRight of $0.07, compared to prior year period diluted earnings per share of $0.19
•Adjusted diluted earnings per share of $0.23, compared to prior year period adjusted diluted earnings of $0.22 per share

Full-Year 2023 Highlights:

•Revenues of $721.9 million, compared to prior year period revenues of $806.7 million
•Net loss attributable to HireRight of $11.6 million, compared to prior year period net income of $144.6 million
•Adjusted EBITDA of $180.4 million, compared to prior year period Adjusted EBITDA of $188.3 million
•Diluted loss per share attributable to HireRight of $0.16, compared to prior year period diluted earnings per share of $1.82
•Adjusted diluted earnings per share of $1.06, compared to prior year period adjusted diluted earnings per share of $1.27

“We’re pleased with our performance during the quarter and throughout the year as we continued to deliver on our margin expansion initiatives,” said HireRight President and CEO Guy Abramo. “We remain the only provider in the industry that can deliver a global solution through a unified platform, evidenced by our continued success winning new global programs with our customers. Regardless of our future ownership structure, we’re optimistic regarding HireRight’s ability to capitalize on evolving industry dynamics, including the changing competitive landscape, to expand market share in the years ahead.”

Liquidity and Capital Resources

The Company had $282.2 million of capital available at December 31, 2023, consisting of $123.4 million of cash and $158.7 million of available borrowing capacity under its revolving credit facility. Through November 17, 2023, the Company had repurchased 12.8 million shares of common stock for approximately $136.5 million under the share repurchase programs announced on November 14, 2022, June 22, 2023, and September 12, 2023 before suspending the program as a result of entry into an agreement to take the Company private.
Cash provided by operating activities was $90.2 million for the twelve months ended December 31, 2023, compared to $107.7 million for the same period in 2022.

About HireRight

HireRight is a leading global provider of technology-driven workforce risk management and compliance solutions. We provide comprehensive background screening, verification, identification, monitoring, and drug and health screening services for approximately 37,000 customers across the globe. We offer our services via a unified global software and data platform that tightly integrates into our customers’ human capital management systems enabling highly effective and efficient workflows for workforce hiring, onboarding, and monitoring. In 2023, we screened over 26 million job applicants, employees and contractors for our customers and processed over 95 million screens. For more information, visit www.HireRight.com or contact InvestorRelations@HireRight.com.
Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), HireRight presents certain non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP, or that includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flow of the Company.
We believe that the presentation of our non-GAAP financial measures provides information useful to investors in assessing our financial condition and results of operations. These measures should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, to the extent that other companies in our industry, define similar non-GAAP measures differently than we do, the utility of those measures for comparison purposes may be limited.
The non-GAAP financial measures presented in this earnings release are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.
Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents, as applicable for the period, net income (loss) attributable to HireRight Holdings Corporation before loss from noncontrolling interest, interest expense, income taxes, depreciation and amortization expense, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs or insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. Adjusted EBITDA and Adjusted EBITDA Margin are supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our:
•Operating performance as compared to other publicly traded companies without regard to capital structure or historical cost basis;
•Ability to generate cash flow;
•Ability to incur and service debt and fund capital expenditures; and
•Viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

In addition to Adjusted EBITDA, management believes that Adjusted Net Income is a strong indicator of our overall operating performance and is useful to our management and investors as a measure of comparative operating performance from period to period. We define Adjusted Net Income as net income (loss) attributable to HireRight Holdings Corporation adjusted for loss from noncontrolling interest, amortization of acquired intangible assets, loss on modification and extinguishment of debt, stock-based compensation, realized and unrealized gain (loss) on foreign exchange, restructuring charges, amortization of cloud computing software costs, legal settlement costs or insurance recoveries deemed by management to be outside the normal course of business, and other items management believes are not representative of the Company’s core operations, to which we apply a blended statutory tax rate. See the footnotes to the table below for a description of certain of these adjustments. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by the weighted average number of shares outstanding (diluted) for the applicable period. We believe Adjusted Diluted Earnings Per Share is useful to investors and analysts because it enables them to better evaluate per share operating performance across reporting periods and to compare our performance to that of our peer companies.
Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can often identify forward-looking statements by the fact that they do not relate strictly to historical or current facts, or to the timing or nature of future operating or financial performance or other events. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, profitability, net income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted net income, earnings per share ("EPS"), adjusted diluted earnings per share, and cash flow; strategic objectives; investments in our business, including development of our technology and introduction of new offerings; sales growth and customer relationships; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; future operational performance.
Forward-looking statements are not guarantees. They reflect our current expectations and projections with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements.
Factors that could cause actual results to differ from those anticipated by forward-looking statements include, among other things, our vulnerability to adverse economic conditions, including without limitation, inflation and recession, which could increase our costs and suppress labor market activity and our revenue; the aggressive competition we face; failure to implement successfully our ongoing technology improvement and cost reduction initiatives; our heavy reliance on information management systems, vendors, and information sources that may not perform as we expect; the significant risk of liability we face in the services we perform; the fact that data security, data privacy and data protection laws, emerging restrictions on background reporting due to alleged discriminatory impacts and adverse social consequences, and other evolving regulations and cross-border data transfer restrictions may increase our costs, limit the use or value of our services and adversely affect our business; our ability to maintain our professional reputation and brand name; the impacts, direct and indirect, of the pandemics or other calamitous events on our business, our personnel and vendors, and the overall economy; social, political, regulatory and legal risks in markets where we operate; the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to execute and integrate future acquisitions; our ability to access additional credit or other sources of financing; and the increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks that could pose a risk to our systems, networks, solutions, services and data. For more information on the business risks we face and factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K filed with the SEC on March 12, 2024, in particular the sections of that document entitled "Risk Factors," "Forward-Looking Statements," and "Management's Discussion and Analysis of

Financial Condition and Results of Operations,” and other filings we make from time to time with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
InvestorRelations@HireRight.com
+1 949-528-1000

Media:
Media.Relations@HireRight.com

HireRight Holdings Corporation
Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
	2023	2022
	(in thousands, except share, and per share data)
Assets
Current assets
Cash and cash equivalents	$123,416	$162,092
Restricted cash	—	1,310
Accounts receivable, net of allowance for credit losses of $5,422 and $5,812 at December 31, 2023 and December 31, 2022, respectively	120,724	136,656
Prepaid expenses and other current assets	19,556	18,745
Total current assets	263,696	318,803
Property and equipment, net	6,393	9,045
Right-of-use assets, net	6,150	8,423
Intangible assets, net	297,401	331,598
Goodwill	837,514	809,463
Cloud computing software, net	36,144	35,230
Deferred tax assets	76,736	74,236
Other non-current assets	24,256	18,949
Total assets	$1,548,290	$1,605,747
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,496	$11,571
Accrued expenses and other current liabilities	100,963	75,208
Accrued salaries and payroll	29,392	31,075
Debt, current portion	7,500	8,350
Total current liabilities	147,351	126,204
Debt, long-term portion	726,767	683,206
Tax receivable agreement liability, long-term portion	183,835	210,543
Deferred tax liabilities	10,817	5,748
Other non-current liabilities	10,757	11,728
Total liabilities	1,079,527	1,037,429
Commitments and contingent liabilities
Stockholders' equity
Preferred stock, $0.001 par value, authorized 100,000,000 shares; none issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value, authorized 1,000,000,000 shares; 80,199,299 and 79,660,397 shares issued, and 67,351,207 and 78,131,568 shares outstanding as of December 31, 2023 and December 31, 2022, respectively	80	80
Additional paid-in capital	823,621	805,799
Treasury stock, at cost; 12,848,092 and 1,528,829 shares repurchased at December 31, 2023 and December 31, 2022, respectively	(137,596)	(16,827)
Accumulated deficit	(227,350)	(215,790)
Accumulated other comprehensive loss	(7,587)	(4,944)
Total HireRight Holdings Corporation stockholders' equity	451,168	568,318
Noncontrolling interest	17,595	—
Total stockholders’ equity	468,763	568,318
Total liabilities and stockholders’ equity	$1,548,290	$1,605,747

HireRight Holdings Corporation
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands, except share, and per share data)
Revenues	$166,044	$175,362	$721,877	$806,668

Expenses
Cost of services (exclusive of depreciation and amortization below)	84,549	92,499	375,998	435,740
Selling, general and administrative	50,117	48,821	214,559	200,853
Depreciation and amortization	18,998	17,903	75,244	71,959
Total expenses	153,664	159,223	665,801	708,552
Operating income	12,380	16,139	56,076	98,116

Other expenses
Interest expense, net	16,330	11,151	64,722	32,122
Other expense, net	1,450	309	2,879	472
Total other expenses	17,780	11,460	67,601	32,594
Income (loss) before income taxes	(5,400)	4,679	(11,525)	65,522
Income tax expense (benefit)	(719)	(10,596)	144	(79,052)
Net income (loss)	$(4,681)	$15,275	$(11,669)	$144,574
Less: Net loss attributable to noncontrolling interest	(175)	—	(109)	—
Net income (loss) attributable to HireRight Holdings Corporation	$(4,506)	$15,275	$(11,560)	$144,574

Net income (loss) per share attributable to HireRight Holdings Corporation:
Basic	$(0.07)	$0.19	$(0.16)	$1.82
Diluted	$(0.07)	$0.19	$(0.16)	$1.82
Weighted-average shares outstanding:
Basic	67,576,441	79,121,465	72,935,490	79,344,547
Diluted	67,576,441	79,345,781	72,935,490	79,443,263

HireRight Holdings Corporation
Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2023	2022
	(in thousands)
Cash flows from operating activities
Net income (loss)	$(11,669)	$144,574
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	75,244	71,959
Deferred income taxes	(4,026)	(82,658)
Amortization of debt issuance costs	2,865	3,345
Amortization of contract assets	5,037	4,505
Amortization of right-of-use assets	4,469	2,973
Amortization of unrealized gains on terminated interest rate swap agreements	(8,849)	(12,634)
Amortization of cloud computing software costs	6,744	2,690
Stock-based compensation	18,738	11,474
Change in tax receivable agreement liability	461	(96)
Loss on modification and extinguishment of debt	7,745	—
Other non-cash charges, net	1,725	2,927
Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	17,305	3,887
Prepaid expenses and other current assets	(288)	(160)
Cloud computing software	(8,606)	(29,788)
Other non-current assets	(6,826)	(5,309)
Accounts payable	(2,236)	(4,953)
Accrued expenses and other current liabilities	(891)	(567)
Accrued salaries and payroll	(1,904)	1,678
Operating lease liabilities, net	(4,959)	(4,659)
Other non-current liabilities	143	(1,460)
Net cash provided by operating activities	90,222	107,728
Cash flows from investing activities
Purchases of property and equipment	(2,648)	(4,456)
Capitalized software development	(11,225)	(12,475)
Cash paid for acquisitions, net of cash acquired	(21,653)	—
Other investing	(4,725)	—
Net cash used in investing activities	(40,251)	(16,931)
Cash flows from financing activities
Repayments of debt	(638,653)	(8,350)
Proceeds from the Second Amended First Lien Term Loan Facility, net of debt discount	677,890	—
Payments for termination of interest rate swap agreements	—	(18,445)
Payment of debt issuance costs	(6,976)	—
Repurchases of common stock	(121,925)	(15,671)
Proceeds from issuance of common stock in connection with stock-based compensation plans	1,118	1,506
Taxes paid related to net share settlement of equity awards	(2,034)	(562)
Other financing	—	(399)
Net cash used in financing activities	(90,580)	(41,921)
Net increase (decrease) in cash, cash equivalents and restricted cash	(40,609)	48,876
Effect of exchange rates	623	(1,688)
Cash, cash equivalents and restricted cash
Beginning of year	163,402	116,214
End of period	$123,416	$163,402
Cash paid for
Interest	$65,053	$41,142
Income taxes	$2,354	$4,395
Supplemental schedule of non-cash activities
Unpaid property and equipment and capitalized software purchases	$425	$740
Acquisition cash holdback	$2,250	$—

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

The following table reconciles our non-GAAP financial measure of Adjusted EBITDA to net income (loss), our most directly comparable financial measures calculated and presented in accordance with GAAP, for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands, except percents)
Net income (loss) attributable to HireRight Holdings Corporation	$(4,506)	$15,275	$(11,560)	$144,574
Loss attributable to noncontrolling interest	(175)	—	(109)	—
Income tax expense (benefit) (1)	(719)	(10,596)	144	(79,052)
Interest expense, net	16,330	11,151	64,722	32,122
Depreciation and amortization	18,998	17,903	75,244	71,959
EBITDA	29,928	33,733	128,441	169,603
Stock-based compensation	4,849	2,887	18,738	11,474
Realized and unrealized loss on foreign exchange	722	1,118	1,059	323
Restructuring charges (2)	4,040	—	28,004	—
Technology investments (3)	—	4	1,193	563
Amortization of cloud computing software costs (4)	1,732	1,244	6,744	2,690
Other items (5)	1,238	(49)	(3,821)	3,657
Adjusted EBITDA	$42,509	$38,937	$180,358	$188,310
Net income (loss) margin (6)	(2.7)%	8.7%	(1.6)%	17.9%
Adjusted EBITDA margin	25.6%	22.2%	25.0%	23.3%

(1)During the year ended December 31, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $70.2 million, which materially decreased the Company’s income tax expense during the three months and year ended December 31, 2022.
(2)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan include: (i) $2.6 million and $13.7 million of severance and benefits related to impacted employees during the three months and year ended December 31, 2023, respectively, (ii) $1.1 million and $9.7 million of professional service fees related to the execution of our cost savings initiatives during the three months and year ended December 31, 2023, respectively, (iii) $0.3 million and $2.9 million related to the abandonment of certain of our leased facilities during the three months and year ended December 31, 2023, respectively, and (iv) $0.1 million and $1.7 million related to the replacement of certain internal technology systems during the three months and year ended December 31, 2023, respectively.
(3)Technology investments represent costs associated with the impairment of certain of our cloud computing software costs during the year ended December 31, 2023 and discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies during the three months and year ended December 31, 2022.
(4)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.

(5)Other items for the three months and year ended December 31, 2023 consist primarily of (i) an insurance recovery and related professional services fees of $6.8 million, net of fees payable to the Company’s outside counsel, in connection with litigation related to a predecessor entity of the Company for a claim dating back to 2009 and deemed to be outside the ordinary course of business during the year year ended December 31, 2023. The reduction related to the insurance recovery is offset by (i) $0.2 million and $1.4 million of professional services fees not related to core operations during the three months and year ended December 31, 2023, respectively, (ii) professional services fees of $0.7 million during the three months and year ended December 31, 2023 related to the non-binding proposal received from General Atlantic, L.P. and Stone Point Capital LLC and their respective affiliated funds (collectively, the “Principal Stockholders”) to acquire all of the Company’s outstanding shares of common stock that are not already owned by the Principal Stockholders, and (iii) professional services of $0.6 million during the year ended December 31, 2023 pertaining to other financing activities. Other items for the three months and year ended December 31, 2022 include (i) costs of a nominal amount and $1.8 million, respectively, associated with the implementation of a company-wide enterprise resource planning system, (ii) a reduction of $0.2 million and costs of $1.4 million related to severance charges during the three months and year ended December 31, 2022, respectively, (iii) $0.7 million and $1.1 million associated with professional services fees not related to core operations for the three months and year ended December 31, 2022, respectively, (iv) $0.2 million related to exit costs associated with one of our short-term leased facilities during the year ended December 31, 2022, with no such costs occurring during the three months then ended, and (v) various other costs of $0.3 million for the year ended December 31, 2022. These costs were partially offset by (i) a reduction in previously accrued legal settlement expense of $0.6 million during the year ended December 31, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business, with no such expense incurred during the three months ended December 31, 2022, and (ii) a cost reduction of $0.7 million related to a change in the estimate of exit costs associated with certain of our leased facilities for both the three months and year ended December 31, 2022.
(6)Net income (loss) margin represents net income (loss) divided by revenues for the period.

The following table reconciles our non-GAAP financial measure of Adjusted Net Income to net income (loss), our most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) attributable to HireRight Holdings Corporation	$(4,506)	$15,275	$(11,560)	$144,574
Loss attributable to noncontrolling interest	(175)	—	(109)	—
Income tax expense (benefit) (1)	(719)	(10,596)	144	(79,052)
Income (loss) before income taxes	(5,400)	4,679	(11,525)	65,522
Amortization of acquired intangible assets	15,592	15,347	62,612	61,682
Loss on modification and extinguishment of debt (2)	—	—	7,745	—
Interest expense swap adjustments (3)	(1,959)	(2,958)	(8,849)	(12,634)
Interest expense discounts (4)	462	796	2,864	3,345
Stock-based compensation	4,849	2,887	18,738	11,474
Realized and unrealized loss on foreign exchange	722	1,118	1,059	323
Restructuring charges (5)	4,040	—	28,004	—
Technology investments (6)	—	4	1,193	563
Amortization of cloud computing software costs (7)	1,732	1,244	6,744	2,690
Other items (8)	1,238	(49)	(3,821)	3,657
Adjusted income before income taxes	21,276	23,068	104,764	136,622
Adjusted income taxes (9)	5,532	5,998	27,239	35,522
Adjusted Net Income	$15,744	$17,070	$77,525	$101,100

The following table sets forth the calculation of Adjusted Diluted Earnings Per Share for the periods presented.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Diluted net income (loss) per share attributable to HireRight Holdings Corporation	$(0.07)	$0.19	$(0.16)	$1.82
Loss attributable to noncontrolling interest	—	—	—	—
Income tax expense (benefit) (1)	(0.01)	(0.13)	—	(1.00)
Amortization of acquired intangible assets	0.23	0.19	0.86	0.78
Loss on modification and extinguishment of debt (2)	—	—	0.10	—
Interest expense swap adjustments (3)	(0.03)	(0.04)	(0.12)	(0.16)
Interest expense discounts (4)	0.01	0.01	0.04	0.04
Stock-based compensation	0.07	0.04	0.26	0.15
Realized and unrealized loss on foreign exchange	0.01	0.01	0.01	—
Restructuring charges (5)	0.06	—	0.38	—
Technology investments (6)	—	—	0.02	0.01
Amortization of cloud computing software costs (7)	0.02	0.03	0.09	0.04
Other items (8)	0.02	—	(0.05)	0.04
Adjusted income before income taxes	0.31	0.30	1.43	1.72
Adjusted income taxes (9)	(0.08)	(0.08)	(0.37)	(0.45)
Adjusted Diluted Earnings Per Share	$0.23	$0.22	$1.06	$1.27

Weighted average number of shares outstanding - diluted	67,576,441	79,345,781	72,935,490	79,443,263

(1)During the year ended December 31, 2022, the Company determined sufficient positive evidence existed to reverse the Company’s valuation allowance attributable to the deferred tax assets associated with the Company’s operations in the U.S. This reversal resulted in a non-cash deferred tax benefit of $70.2 million, which materially decreased the Company’s income tax expense during the three months and year ended December 31, 2022.
(2)Loss on modification and extinguishment of debt is reported in interest expense and is related to the write-off of unamortized deferred financing fees, unamortized original issue discounts and new debt issuance costs in conjunction with the amendment to our amended first lien facilities during the year ended December 31, 2023.
(3)Interest expense swap adjustments consist of amortization of unrealized gains on our terminated interest rate swap agreements, which were recognized through December 2023 as a reduction in interest expense.
(4)Interest expense discounts consist of amortization of original issue discount and debt issuance costs.
(5)Restructuring charges represent costs incurred in connection with the Company’s global restructuring plan. Costs incurred in connection with the plan include: (i) $2.6 million and $13.7 million of severance and benefits related to impacted employees during the three months and year ended December 31, 2023, respectively, (ii) $1.1 million and $9.7 million of professional service fees related to the execution of our cost savings initiatives during the three months and year ended December 31, 2023, respectively, (iii) $0.3 million and $2.9 million related to the abandonment of certain of our leased facilities during the three months and year ended December 31, 2023, respectively, and (iv) $0.1 million and $1.7 million related to the replacement of certain internal technology systems during the three months and year ended December 31, 2023, respectively.
(6)Technology investments represent costs associated with the impairment of certain of our cloud computing software costs during the year ended December 31, 2023 and discovery phase costs associated with various platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies during the three months and year ended December 31, 2022.
(7)Amortization of cloud computing software costs consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing IT systems incurred in connection with our platform and fulfillment technology initiatives that are intended to achieve greater operational efficiencies. This expense is not included in depreciation and amortization above.
(8)Other items for the three months and year ended December 31, 2023 consist primarily of (i) an insurance recovery and related professional services fees of $6.8 million, net of fees payable to the Company’s outside counsel, in connection with litigation related to a predecessor entity of the Company for a claim dating back to 2009 and deemed to be outside the ordinary course of business during the year year ended December 31, 2023. The reduction related to the insurance recovery is offset by (i) $0.2 million and $1.4 million of professional services fees not related to core operations during the three months and year ended December 31, 2023, respectively, (ii) professional services fees of $0.7 million during the three months and year ended December 31, 2023 related to the non-binding proposal received from General Atlantic, L.P. and Stone Point Capital LLC and their respective affiliated funds (collectively, the “Principal Stockholders”) to acquire all of the Company’s outstanding shares of common stock that are not already owned by the Principal Stockholders, and (iii) professional services of $0.6 million during the year ended December 31, 2023 pertaining to other financing activities. Other items for the three months and year ended December 31, 2022 include (i) costs of a nominal amount and $1.8 million, respectively, associated with the implementation of a company-wide enterprise resource planning system, (ii) a reduction of $0.2 million and costs of $1.4 million related to severance charges during the three months and year ended December 31, 2022, respectively, (iii) $0.7 million and $1.1 million associated with professional services fees not related to core operations for the three months and year ended December 31, 2022, respectively, (iv) $0.2 million related to exit costs associated with one of our short-term leased facilities during the year ended December 31, 2022, with no such costs occurring during the three months then ended, and (v) various other costs of $0.3 million for the year ended December 31, 2022. These costs were partially offset by (i) a reduction in previously accrued legal settlement expense of $0.6 million during the year ended December 31, 2022 due to a more favorable outcome than originally anticipated in a claim outside the ordinary course of business, with no such expense incurred during the three months ended December 31, 2022, and (ii) a cost reduction of $0.7 million related to a change in the estimate of exit costs associated with certain of our leased facilities for both the three months and year ended December 31, 2022.
(9)Adjusted income taxes are based on the tax laws in the jurisdictions in which the Company operates and exclude the impact of net operating losses and valuation allowances to calculate a non-GAAP blended statutory rate of 26% for the three months and year ended December 31, 2023 and 2022. Adjusted income taxes for the three months and year ended December 31, 2022 have been updated to conform to the current year methodology.